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                                                                    EXHIBIT 23.1



The Board of Directors
USFreightways Corporation:


We consent to the use of our report dated January 17, 1996, except for note 1, which is as of January 26, 1996, relating to the consolidated financial statements of USFreightways Corporation as of December 30, 1995 and December 31, 1994, and for each of the years in the three-year period ended December 30, 1995 incorporated herein by reference and to the reference to our firm under the heading "Experts" and "Selected Consolidated Financial Data" in the prospectus.




Chicago, Illinois
January 10, 1997